SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549


FORM 8-K/A

--------------------

AMENDMENT NO. 1

TO

CURRENT REPORT

                               PURSUANT TO SECTION 13 OR 15(D)
                               OF THE
SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported): June 10, 1999



 MARINE SHUTTLE OPERATIONS INC.
----------------------------------------------------------------
(Exact name of registrant as specified in its charter)






NEVADA                                              0-29796
91-
1913992
----------------------------          ----------------------------
 ----------------
-----------
(State of Incorporation)          (Commission File No.)
(I.R.S. Employer
                                                     Identification No.)

4410 MONTROSE BOULEVARD
HOUSTON, TEXAS                                                    77006
-----------------------------------------------                  ----------
-
(Address of principal executive offices)                       (Zip Code)


(713) 529-7498
---------------------------------------------------------------
(Registrant's telephone number, including area code)
This 8-K/A amends the 8-K filed on May 23, 1999.


ITEM 7.              FINANCIAL STATEMENTS, PROFORMA
                     FINANCIAL INFORMATION AND EXHIBITS

(c)                  Exhibits

          16.        Letter from Deloitte & Touche, LLP, dated June 10,
                     1999.





SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               MARINE SHUTTLE OPERATIONS INC.

Date: June 11, 1999            By:/s/ Franz Eder
                                   Franz Eder, President



Date: June 11, 1999            By: /s/ N. Wareham
                                   George Wilfred Norman Wareham,
                                   Chief Financial Officer

                                    EXHIBIT INDEX

Exhibit Number                 Description

   16.                         Letter from Deloitte & Touche, LLP, dated
                               June 10, 1999.


__________________________________
Deloitte & Touche LLP
Suite 2100      Telephone: (604) 669-4466
1055 Dunsmuir Street Facsimile:  (604) 685-0395
P.O. Box 49279
Four Bentall Centre
Vancouver, British Columbia  V7X 1P4
June 10, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.    20549
USA

Dear Sirs:

Deloitte & Touche LLP ("D & T") was previously the principal accountants for Marine Shuttle Operations Inc.
(MSO or the "Company") and under date of March 18, 1999 we reported upon the consolidated financial statements of the Company as at December 31, 1998 and 1997 and for the year ended December 31, 1998 and the period to December 31, 1997. Our appointment as principal accountants was terminated by the Company on May 17, 1999. We have read the Company's statements included in
Item 4 of its Form 8-K dated May 17, 1999 ("Item 4"). We agree with the statements in Item 4, except as follows:

D & T is not in a position to agree or disagree with the Company's statement in the second sentence of Item 4 (a) part (i) to the effect that the discontinuance of our appointment "was approved by the Registrant's Board of Directors upon the recommendation of the Registrant's
Audit Committee".

The independent auditors' report issued under date of March 18, 1999 contained an explanatory paragraph concerning the "substantial doubt about [the Company's] ability to continue as a going concern." Except for a reference to Note 1 to the Company's financial statements, the report did not contain any reference to the fact that the Company's ability to continue as a going concern "is dependent on the ability of the Registrant to obtain financing" as has been stated in the last sentence of Item 4
(a), part (iii).

Yours truly,

/s/ Deloitte & Touche LLP
CHARTERED ACCOUNTANTS